Exhibit 107

Calculation of Filing Fee Tables

424(b)(5)

(Form Type)

Geron Corporation

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Share	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee(1)

Fees to be Paid	Equity	Common stock, par value $0.001 per share	Rule 457(o)	—	—	$100,000,000	0.00014760	$14,760

	Total Offering Amounts				—	$100,000,000	—	$14,760

	Total Fees Previously Paid							—

	Total Fee Offsets						—	—

	Net Fee Due						—	$14,760

(1)

The registration fee is calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”), based on the proposed maximum aggregate offering price, and Rule 457(r) under the Securities Act. Payment of the registration fee at the time of filing of the registrant’s Registration Statement on Form S-3 (File No. 333-269111) on January 4, 2023 was deferred pursuant to Rules 456(b) and 457(r) under the Securities Act and is paid herewith.